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                                                                    Exhibit 23



                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statements of Genzyme Corporation on Form S-8 (File Nos. 33-8881, 33-15616, 33-26329, 33-29918, 33-35067, 33-37236, 33-41933, 33-55656, 33-68188,
33-58359, 33-60437, 333-10003, 333-33249, 333-83677, 33-30007, 33-68208,
33-58351, 333-33265, 333-10005, 333-33251, 333-83669, 33-22464, 33-29440,
33-51416, 333-51872, 333-51906, 333-52202, 333-55126, 33-68186, 33-58353,
33-58355, 33-60435, 333-33291, 333-64095, 33-21241, 333-42371, 333-64103,
333-81275, 333-87967, 333-81277, 333-83673 and 333-83681) and on Form S-3
(File Nos. 33-61853, 333-31548 and 333-87449) of our report dated January 28, 2000, except for Note 18, as to which the date is March 7, 2000 and Note 19, as to which the date is October 23, 2000, relating to the consolidated financial statements of Biomatrix, Inc., which appears in Biomatrix, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999, as amended.

/s/ PricewaterhouseCoopers LLP

New York, New York
March 2, 2001